________________________________________________________________________________
________________________________________________________________________________




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): April 7, 2000


                                 The Knot, Inc.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    __________                  33-895178
(State or Other Jurisdiction                                   (IRS Employer
     of Incorporation)         (Commission File Number)     Identification No.)



462 Broadway, 6th Floor, New York, New York                               10013
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code                (212) 219-8555






________________________________________________________________________________
________________________________________________________________________________

Item 7.         Financial Statements and Exhibits

     As reported in the Current Report on Form 8-K of The Knot, Inc. (the "Company") filed with the Securities and Exchange Commission dated April 7, 2000, on March 29, 2000, the Company, through its Knot Acquisition Corporation subsidiary, merged with and into Weddingpages, Inc. ("Weddingpages") pursuant to an Agreement and Plan of Merger entered into on such date by and among, the Company, Knot Acquisition Corporation, and Weddingpages. The Company is amending such Current Report to include the financial statements required under Item 7(a) of Form 8-K and the related pro forma financial information required under Item 7(b) of Form 8-K.

     (a)        Financial Statements of Business Acquired.

     The following financial information is included in Annex A hereto: Balance sheets of Weddingpages as of December 31, 1999 and June 30, 1999 and the related statements of income, stockholders' equity and cash flows for the six months ended December 31, 1999 and the year ended June 30, 1999.

     (b)        Pro forma financial information.

     The following pro forma data is included in Annex B hereto: Pro forma condensed consolidated balance sheet (unaudited) as of December 31, 1999, pro forma consolidated statement of operations (unaudited) for the year ended December 31, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        The Knot, Inc.

Date:  May 12, 2000

                                        By:   /S/  Richard Szefc
                                        -----------------------------
                                        Richard Szefc
                                        Chief Financial Officer and Treasurer

                                     ANNEX A

                          Independent Auditors' Report
                          ----------------------------

The Stockholders and Board of Directors
Weddingpages, Inc.:

We have audited the accompanying balance sheet of Weddingpages, Inc. and subsidiary (formerly Wedding Information Network, Inc.) as of December 31, 1999 and June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the six months ended December 31, 1999 and the year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weddingpages, Inc. and subsidiary at December 31, 1999 and June 30, 1999, and the results of their operations and their cash flows for the six months ended December 31, 1999 and the year ended June 30, 1999, in conformity with generally accepted accounting principles.

                                      /s/ KPMG LLP

March 3, 2000

                       Weddingpages, Inc.
                         Balance Sheets
                        December 31, 1999
                        and June 30, 1999


                                                                            December 31,                  June 30,
                                                                               1999                        1999
                             Assets                                   ---------------------     -----------------------
                             ------
Current Assets:
         Cash                                                         $               6,143     $                 3,546
         Short Term Investments                                                     117,559                     115,715


Accounts Receivable
         Current (net of allowance for doubtful
         accounts of $553,500
         for December 31, 1999 and $338,000 for
         June 30, 1999)                                                           4,784,008                   4,052,469
         Deferred                                                                 1,938,025                   1,815,944
                                                                      ---------------------     -----------------------

         Total Accounts Receivable                                                6,722,033                   5,868,413
                                                                      ---------------------     -----------------------
         Inventory                                                                  175,650                      91,777
         Deferred Market Costs                                                    1,710,866                   1,267,570
         Deferred Income Taxes                                                      209,771                           -
         Other current assets                                                       197,711                     207,349
                                                                      ---------------------     -----------------------
         Total Current Assets                                                     9,139,733                   7,554,370

Property and equipment, at cost:
         Furniture and Fixtures                                                      94,483                      93,064
         Machinery and Equipment                                                    892,001                     860,858
                                                                      ---------------------     -----------------------
                                                                                    986,484                     953,922
         Less accumulated depreciation and
         amortization                                                               514,400                     494,264
                                                                      ---------------------     -----------------------
          Net property and equipment                                                472,084                     459,658

Intangible Assets, net                                                              959,057                     394,657


                           Total assets                               $          10,570,874     $             8,408,685
                                                                      =====================     =======================




              Liabilities and Stockholders' Equity
              ------------------------------------

Current Liabilities:

         Note Payable                                                 $          1,624,811        $          1,125,000
         Current portion of long-term obligations                                  117,627                      94,883
         Accounts Payable                                                        1,399,588                   1,093,478

         Accrued liabilities:
          Payroll and related expenses                                             122,243                      93,461
          Distribution costs                                                        32,402                      46,806
          Income taxes payable                                                      75,366                           -
                                                                      --------------------        --------------------

            Total accrued liabilities                                              230,011                     140,267
                                                                      --------------------        --------------------

         Deferred market revenue                                                 2,816,517                   2,365,367
                                                                      --------------------        --------------------

            Total Current Liabilities                                            6,188,554                   4,818,995
                                                                      --------------------        --------------------

Long term obligations, excluding current portion                                   435,022                     141,314
Deferred income taxes                                                              181,771                           -

Stockholders Equity:
         Common stock, $0.01 par value. 20,000,000
          shares authorized; 4,102,347 and 4,077,347
          shares issued and outstanding                                             41,023                      40,773
         Class A Common Stock, $0.01 par value.
          1,000,000 shares authorized;
          397,653 shares issued and outstanding                                      3,977                       3,977
Additional Paid in Capital                                                       3,660,889                   3,649,389
Retained earnings (deficit)                                                        191,077                    (114,324)
                                                                      --------------------        --------------------
                                                                                 3,896,966                   3,579,815

Treasury stock 435,425 shares at cost                                             (131,439)                   (131,439)

          Total stockholders equity                                              3,765,527                   3,448,376

                    Total stockholders' equity                        $         10,570,874        $          8,408,685
                                                                      ====================        ====================


See Accompanying Notes


                 Weddingpages, Inc.
                Statements of Income
       For Six Months Ended December 31, 1999
            and Year Ended June 30, 1999

                                                               December 31,                   June 30,
                                                                   1999                         1999
                                                         --------------------         -------------------
Revenue                                                  $          5,534,924         $        10,328,319

Costs and expenses:
         Selling, marketing and production                          4,374,967                   8,417,995
         General and administrative                                   739,843                   1,386,538
                                                         --------------------         -------------------

          Total costs and expenses                                  5,114,810                   9,804,533
                                                         --------------------         -------------------

          Operating income                                            420,114                     523,786
                                                         --------------------         -------------------

Other income (deduction):
         Interest income                                                1,845                       5,439
         Interest expense                                             (67,558)                    (78,378)
                                                         --------------------         -------------------
                                                                      (65,713)                    (72,939)
                                                         --------------------         -------------------

          Income before income taxes                                  354,401                     450,847

Income tax expense                                                    (49,000)                          -
                                                         --------------------         -------------------


          Net income                                     $            305,401          $          450,847
                                                         ====================         ===================


Income per common and Class A common shares:
   Basic                                                 $               0.08         $              0.11

   Diluted                                               $               0.06         $              0.10
                                                         ====================         ===================


Weighted average common shares outstanding:
   Basic                                                            4,047,184                   4,039,575

   Diluted                                                          4,787,186                   4,311,293
                                                         ====================         ===================


See Accompanying Notes


            Weddingpages, Inc.
    Statement of Stockholders' Equity
  For Six Months Ended December 31, 1999
       and Year Ended June 30, 1999




                                                             Class A       Additional  Retained                         Total

                                       Common Stock       Common Stock      Paid In    Earnings    Treasury Stock    Stockholders'
                                       ------------       ------------
                                     Shares    Amount   Shares  Par value   Capital    (deficit)  Shares    Amount     Equity
                                   _______________________________________________________________________________________________
Balance at June 30, 1998           4,077,347   $40,773  397,653    $3,977  $3,649,389 ($565,171)  435,425   ($131,439)  $2,997,529

Net Income                                 -         -        -         -           -   450,847         -           -      450,847
                                   ---------   -------  -------   -------  ---------- ---------   -------   ---------   ----------

Balance at June 30, 1999           4,077,347    40,773  397,653     3,977   3,649,389  (114,324)  435,425    (131,439)   3,448,376

Common stock issued                   25,000       250        -         -      11,500         -         -           -       11,750

Net income                                 -         -        -         -           -   305,401         -           -      305,401

                                   _______________________________________________________________________________________________
Balance at March 31, 2000          4,102,347   $41,023  397,653    $3,977  3,660,889  $ 191,077   435,425   $(131,439)   3,765,527
                                   ================================================================================================



See Accompanying Notes


                                Weddingpages, Inc.
                             Statements of Cash Flow
                      For Six Months Ended December 31, 1999
                           and Year Ended June 30, 1999


                                                                                        December 31,              June 30,
                                                                                            1999                    1999
                                                                                   ___________________________________________
Cash flows from operating activities:
    Net income                                                                     $         305,401        $          450,847
    Adjustments to reconcile net income to net cash
     used by operating activities:
           Depreciation and amortization                                                      83,524                   196,358
           Deferred income taxes                                                             (28,000)                        -
           Changes in operating assets and liabilities:
            Accounts receivable                                                             (853,620)               (1,531,237)
            Inventories                                                                      (83,873)                   31,694
            Deferred market costs                                                           (443,296)                 (343,218)
            Other current assets                                                               9,638                    57,647
            Accounts payable                                                                 306,110                   (34,932)
            Accrued liabilities                                                               89,744                    14,095
            Deferred market revenue                                                          451,150                   846,576
                                                                                   ___________________________________________

             Net cash used by operating activities                                          (163,222)                 (312,170)
                                                                                   _________________        __________________
Cash flows from investing activities:
    Increase in short-term investments                                                        (1,844)                   (5,440)
    Additions to property and equipment                                                      (74,950)                 (123,820)
    Proceeds from sale of equipment                                                                -                    11,581
    Increase in intangible assets                                                           (222,000)                 (157,302)
                                                                                   _________________        __________________
             Net cash used in investing activities                                          (298,794)                 (274,981)
                                                                                   _________________        __________________
Cash flows from financing activities:
    Proceeds from note payable to bank                                                       499,811                   545,000
    Repayment of long-term obligations                                                       (46,948)                  (87,926)
    Proceeds from issuance of common stock                                                    11,750                         -
                                                                                   _________________        __________________

             Net cash provided by financing activities                                       464,613                   457,074
                                                                                   _________________        __________________
             Net increase (decrease) in cash                                                   2,597                  (130,077)

Cash at beginning of period                                                                    3,546                   133,623
                                                                                   _________________        __________________

Cash at end of period                                                              $           6,143        $            3,546
                                                                                   =================        ==================


See Accompanying Notes


                               Weddingpages, Inc.
                          Notes to Financial Statements

                     For Six Months Ended December 31, 1999
                          And Year Ended June 30, 1999

 (1).    Nature of Business
         ------------------

         Weddingpages, Inc. (the "Company") is engaged in providing local businesses, serving the market, with several means of direct marketing to newly-engaged couples, such as the bridal " Weddingpages" book and lists of prospective brides. The Company operates exclusive geographic territories throughout the United States by itself or through franchisees.



 (2).    Summary of Significant Accounting Policies
         ------------------------------------------

         (a) Principles of Consolidation
             ---------------------------

             The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transaction have been eliminated in consolidation.


         (b) Revenue and Costs
             -----------------

             Service fee revenue and royalty fees from producing the "Weddingpages" book for franchisees is recognized upon the book's publication at which time all material services relating thereto have been substantially performed. Company-owned market revenue billed and related costs which are incurred prior to publication are deferred until publication. Costs associated with assembly and distribution of the book incurred subsequent to publication are accrued as distribution costs when revenue is recorded.

             Selling,   marketing  and  production  costs  directly  related  to
             franchise markets and Company-owned markets are charged to those categories. Indirect costs are allocated based on the number of books published in each category.


         (c) Deferred Accounts Receivable
             ----------------------------

             Deferred accounts receivable consists of receivables related to markets that have yet to publish. The receivable becomes current at the time of publication.


         (d) Short-term Investments
             ----------------------

             Short-term investments consist primarily of certificates of deposit with maturities of one year or less. Short-term investments are carried at cost, which approximates market.

         (e) Inventories
             -----------

             Inventories are stated at the lower of cost (first-in, first-out) or market.

         (f) Property and Equipment
             ----------------------

             Depreciation of property and equipment is being calculated using straight-line and accelerated methods over the estimated useful lives of the assets. Average useful life of property and equipment is five-to-seven years.

 (2).    Continued

         (g) Software Capitalization
             -----------------------

             Until a project reaches the application development stage, both internal and external costs are expensed as incurred. After that time, costs of upgrades and enhancements are capitalized only if it is probable that the expenditures will result in added functionality for the software. The Company is amortizing such costs over a five-year period. Unamortized software costs included in property and equipment at December 31, 1999 and June 30, 1999 were $100,419 and $80,037, respectively. Amortization of capitalized costs during the six month period ended December 31, 1999 and the year ended June 30, 1999 were $14,086 and $17,229, respectively.


         (h) Intangible Assets
             -----------------

             Intangible assets consist of former franchises purchased by the Company. Franchises are stated at cost and amortized on the straight-line method over seven years.

             The Company monitors events and changes in circumstances which may require a review of the carrying value of the assets to assess recoverability based on estimated undiscounted future operating cash flows. Impairments would be recognized in operating results if a permanent diminution in value were to occur based on fair value. There was no impairment recognized during the six months ended December 31, 1999 and the year ended June 30, 1999.

         (i) Income Per Share
             ----------------

             Basic income per share is based on the weighted average number of common shares outstanding, including contingently issuable shares.

             Diluted income per share is based on the weighted number of common shares outstanding, including contingently issuable shares, plus dilutive potential common shares outstanding (representing outstanding stock options).

             The following data show the amounts used in computing earnings per share and the effect on the weighted average number of shares of dilutive potential common stock.


                                                                     December 31,              June 30,
                                                                         1999                    1999
                                                                ---------------------    --------------------
Weighted average number of shares outstanding
     used in basic income per share                                         4,047,184               4,039,575



Net additional common equivalent shares
    outstanding after assumed exercise of stock
    options                                                                   740,002                 271,718
                                                                ---------------------    --------------------

Weighted average number of shares outstanding
     used in diluted income per share                                       4,787,186               4,311,293
                                                                =====================    ====================


 (2).    Continued

         (j) Income Taxes
             ------------

             Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (k) Use of Estimates
             ----------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 (3).    Supplemental Cash Flow Information
         ----------------------------------

         Interest paid was $67,558 and $78,378 for the six months ended December 31, 1999 and the year ended June 30 1999, respectively.

 (4).    Long-Term Obligations
         ---------------------

         Long-term obligations for the six months ended December 31, 1999 and the year ended June 30, 1999:


                                                                               December 31,               June 30,
                                                                                   1999                    1999
                                                                             ----------------         ---------------

         Due in annual installments of $60,000 through
            October 2008, based on imputed interest of 8.75%                 $        363,400         $             -


         9.0% equipment  installment note, due in monthly
            installments of $4,566 through December 2002,
            secured by short-term investments of $34,054.                             143,403                 160,292


         8.0% lease obligation, due in monthly installments
            of $4,885 through November 2000                                            45,846                  75,905
                                                                             ----------------         ---------------



             Total long-term obligations                                              552,649                 236,197



         Less current portion of long-term obligations                                117,627                  94,883



             Long-term obligations, excluding
             current portion                                                 $        435,022         $       141,314
                                                                             ================         ===============

 (4).    Continued

         Maturities of long-term obligations for the five years ending December 31, 2004 are as follows: 2000, $117,627; 2001, $78,315; 2002, $85,534;
         2003, $36,276; 2004, $39,446; and $195,451 thereafter.

         The Company has a $2,500,000 line of credit with a bank that expires December 2000 and bears interest at .50 percentage points over the banks index. There were outstanding balances of $1,624,811 and $1,125,000 as of December 31, 1999 and June 30, 1999, respectively. The Company intends to renew this line of credit upon expiration.



 (5).    Income Taxes
         ------------

         The actual tax expense differs from the "expected" tax expense computed by applying the U.S. Federal corporate tax rate to net income before income taxes as follows:

                                                                               December 31,              June 30,
                                                                                   1999                    1999
                                                                              ---------------      ------------------
             "Expected" tax expense                                           $       120,496      $          153,288
             State tax, net of Federal tax effect                                      11,880                  15,180
             Net operating loss carry forwards utilized                               (99,000)               (170,000)
             Other                                                                     15,624                   1,532
                                                                              ---------------      ------------------

                           Total income tax expense                           $        49,000      $                -
                                                                              ===============      ==================



             Components of income tax expense are as follows:


                                                                               December 31,              June 30,
                                                                                   1999                    1999
                                                                              ---------------      ------------------

             Current:
                  Federal                                                     $        68,000      $                -
                  State                                                                 9,000                       -
                                                                              $        77,000
             Deferred:
                  Federal                                                             (24,000)                      -
                  State                                                                (4,000)
                                                                              ---------------      ------------------
                                                                                      (28,000)                      -


                           Total income tax expense                           $        49,000                       -
                                                                             ================      ==================

 (5).    Continued

         Tax effects of temporary differences that give rise to significant portions of the deferred assets and deferred tax liabilities for the six months ended December 31, 1999 and tax year ended June 30, 1999 are presented below.


                                                                               December 31,              June 30,
                                                                                   1999                    1999
                                                                              ---------------      ------------------
             Deferred tax assets:
                  Lease obligation                                            $        16,046      $           26,567
                  Allowance for doubtful accounts                                     193,725                 118,300
                  Net operating loss carry forwards                                        -                   90,315
                                                                              ---------------      ------------------

                           Total gross deferred tax assets                            209,771                 235,182


                  Less valuation allowance                                                 -                   63,295
                                                                              ---------------      ------------------
                           Net deferred tax assets                                    209,771                 171,887
                                                                              ---------------      ------------------




             Deferred tax liabilities:
                  Intangible assets                                                   138,136                 138,130
                  Property and equipment                                               43,635                  33,757
                                                                              ---------------      ------------------


                           Total deferred tax liabilities                             181,771                 171,887
                                                                              ---------------      ------------------



                           Net deferred tax assets                            $        28,000      $                -
                                                                              ================     ==================


 (6).    Lease Commitments
         -----------------


         The Company has entered into operating leases for certain office and production space. Rent expense for the six months ended December 31, 1999 and year ended June 30, 1999 was $89,790 and $110,844, respectively.

         The Company has minimum rental commitments under all noncancelable operating leases through 2002 as follows:


                                       2000        $              161,106
                                       2001                        68,736
                                       2002                        28,640
                                                   ======================


         It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases.

 (7).    Capital Stock - Common and Class A Common Stock
         -----------------------------------------------

         The Company is authorized to issue 20,000,000 shares of $.01 par value common stock and 1,000,000 shares of $.01 par value Class A common stock. The Class A common stock is entitled to 16 votes per share and is automatically converted to an equal number of shares of common stock upon sale or transfer to any person who is not a holder of Class A common stock or at any time at the option of the holder. The common stock has one vote per share. Holders of common stock and Class A common stock have equal rights to receive dividends when, as and if declared by Board of Directors. Holders of common stock and Class A common stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution.

 (8).    Stock Option Plan
         -----------------

         Effective September 24, 1997 the Company adopted a new stock option plan (the "Plan") covering 1,000,000 shares of the Company's common stock, $.01 par value, pursuant to which officers, directors and key employees of the Company are eligible to receive incentive and/or non qualified stock options. The Plan which expires in September 2007, will be administered by the Board of Directors or a committee designated by the Board of Directors.

         Incentive stock options granted under the Plan are exercisable in whole or in part one year from the date of grant and expire ten years after the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding common stock must not exceed five years and the exercise price of an incentive stock option granted to such a stockholder must not be less than 110% of the fair market value of the common stock on the date of grant.

         For the six months ended December 31, 1999 and the year ended June 30, 1999, the Company granted options to purchase 260,000 and 75,000 shares of common stock with exercise prices of $1.38 and $.58 per share, respectively. No compensation expense was recorded on this grant. Had compensation cost on shares exercisable under the Plan been determined using the fair value method, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:


 (8).    Continued

                                                                                 December 31,                June 30,
                                                                                     1999                      1999
                                                                              -------------------      ------------------
         Pro Forma:
             Net income, as reported                                          $           305,401      $          450,847
             Net income, adjusted for the fair value method                               249,201                 373,347

         Basic:
             Income per share, as reported                                                   0.08                    0.11
             Income per share, adjusted for the fair
             value method                                                                    0.06                    0.09

         Diluted:
             Income per share, as reported                                                   0.06                    0.10
             Income per share, adjusted for the fair
             value method                                                                    0.05                    0.09



         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. The fair value for these options was estimated at the date of grant using the Black-Scholes model with the following assumptions:



             Expected dividend yield at date of grant                               0                       0
             Expected stock price volatility                                       84%                     87%
             Risk-free interest rate                                              6.0%                    6.0%
             Expected life of options                                               3                       3



         The following information relates to options to purchase stock under the Plan for the six months ended December 31, 1999 and year ended June
         30, 1999.


                                                                                              Number
                                                                                             of Shares
                                                                             ----------------------------------------
                                                                               December 31,              June 30,
                                                                                   1999                    1999
                                                                             ----------------        ---------------


         Outstanding at June 30 at $.10 to $.73 per share                             980,000                905,000
         Granted at $1.38 to $.58 per share                                           260,000                 75,000
         Exercised at $.47 per share                                                  (25,000)                     -
         Canceled at $.47 per share                                                    (5,000)                     -
                                                                             ----------------        ---------------
         Outstanding at $.10 to $1.38 per share                                     1,210,000                980,000
                                                                             ================        ===============




         Exercisable at $.10 to $.73 per share                                        740,002                 671,668
                                                                             ================        ================


         Available for grant                                                                -                 260,000
                                                                             ================        ================


  (9)    Savings Plan
         ------------

         Employee who meet certain eligibility requirements can participate in the Company's employees retirement plan. Under the plan, the Company matches up to 25% of the first 7% of employee contributions. The Company recorded expenses related to its matching contributions of $8,066 and $14,259 for the six months ended December 31, 1999 and the year ended June 30, 1999, respectively.


(10)     Subsequent Event
         ----------------

         During February, 2000, the Company entered into a merger agreement, whereby The Knot, Inc. would purchase all outstanding shares of the Company for $1.78 per share in cash or a total of approximately $8.5 million.

                                     ANNEX B

The following unaudited pro forma financial information are based on the historical financial statements of The Knot, Inc., adjusted to give effect to the acquisition of Weddingpages, Inc. All amounts are in thousands, except share and per share information.

All unaudited pro forma financial information includes adjustments to historical results (consisting only of normal recurring entries) necessary for a fair presentation and, in our opinion, have been prepared on the same basis as the audited financial statements. These adjustments include the reduction of deferred accounts receivable and deferred revenue. Certain Weddingpages, Inc.
financial information has been reclassified to conform with The Knot presentation. The unaudited pro forma statement of operations gives effect to the acquisition as if it had occurred as of January 1, 1999 and the unaudited pro forma balance sheet gives effect to the acquisition as if it had occurred on December 31, 1999.

The unaudited pro forma financial information reflects the Weddingpages, Inc. acquisition using the purchase method of accounting. The purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information. However, The Knot management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant effects of the acquisition. The actual financial position and results of operations of the combined entity will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the Pro Forma Financial Statements and the date on which the acquisition takes place. The pro forma financial statements are not necessarily indicative of actual operating results or financial position had the acquisition occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future. The unaudited pro forma condensed consolidated financial statements have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

                The Knot, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 1999 (amounts in thousands)

                                                      The Knot          Weddingpages                          Consolidated
                                                    December 31,        December 31,         Proforma         December 31,
                                                        1999                1999           Adjustments            1999
                                                    ------------        -----------        -----------        ------------
                    Assets
                    ------
Current assets:
Cash and cash equivalents                           $     40,006        $         6             (9,188)  a    $     30,824
Short term investments                                       501                117                                    618
Accounts receivable, net
Current                                                    1,333              4,784                                  6,117
Deferred                                                       -              1,938             (1,938)  e               -
                                                    ------------        -----------                           ------------
Total accounts receivable                                  1,333              6,722                                  6,117

Inventory                                                    478                176               (176)  g             478
Deferred market costs                                          -              1,711                208   g           1,919
Deferred income taxes                                          -                210               (210)  f               -
Other current assets                                         672                198                                    870
                                                    ------------        -----------                           ------------

Total current assets                                      42,990              9,140                                 40,826
                                                    ------------        -----------                           ------------

Net property and equipment                                 1,554                472                                  2,026
Intangible assets, net                                       542                959              6,294   b           7,795
Other assets                                                 400                  -                                    400
                                                    ------------        -----------                           ------------

 Total assets                                       $     45,486        $    10,571                           $     51,047
                                                    ============        ===========                           ============


     Liabilities and stockholders' equity
     ------------------------------------

Current liabilities:
Note payable                                                   -              1,625                           $      1,625
Current portion of long-term obligations                       -                118                                    118
Accounts payable and accrued expenses                      1,445              1,629                876   d           3,950
Deferred revenue                                             409              2,816             (1,938)  e           1,287
                                                    ------------        -----------                           ------------
Total current liabilities                                  1,854              6,188                                  6,980

Other liabilities                                             57                  -                                     57
Long term obligations, excluding current portion               -                435                                    435
Deferred income taxes                                          -                182               (182)  f               -

Stockholders equity:
Common stock                                                 145                 41                (41)  c             145
Class A common stock                                                              4                 (4)  c               -
Additional paid in capital                                60,207              3,661             (3,661)  c          60,207
Deferred compensation                                     (2,263)                 -                                 (2,263)
Deferred sales and marketing                              (1,960)                 -                                 (1,960)
Retained earnings (deficit)                              (12,554)               191               (191)  c         (12,554)
                                                    ------------        -----------                           ------------
                                                          43,575              3,897                                 43,575
Treasury stock                                                 -               (131)               131   c               -
                                                    ------------        -----------                           ------------
            Total stockholders equity                     43,575              3,766                                 43,575

Total liabilities and stockholders' equity          $     45,486        $    10,571                           $     51,047
                                                    ============        ===========                           ============



               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                   FINANCIAL STATEMENTS (AMOUNTS IN THOUSANDS)

1. The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 are as follows:

a) Adjustment to cash, for the cash portion of the acquisition price for Weddingpages, of approximately $9,188, including cash of $8,488 for stock and $700 for the covenant not to compete.

b) Adjustment to intangible assets to reflect the excess of the purchase price over the fair value of net assets acquired of Weddingpages, calculated as follows:



Cash paid for acquisition                                  $9,188

Acquisition costs                                             876
                                                  ---------------

Purchase price                                            $10,064

Fair value of net tangible assets acquired                  2,811

Total intangible assets acquired                        *  $7,253
                                                  ===============

Pro forma adjustment to intangible assets has been reduced to offset the net of existing Weddingpages goodwill.

     * Amount composed of goodwill of $6,553 to be amortized over a ten year period and a covenant not to compete of $700 to be amortized over a seven year period.


c) Adjustment to reflect the elimination of all of the stockholders' equity balances of Weddingpages.

d)  Adjustment  to  record  the  estimated   acquisition  expenses  incurred  of
approximately $876.

e) Adjustment to reduce deferred accounts receivable and deferred revenue for unbilled advertising contracts related to magazines not yet published.

f)  Adjustment to eliminate deferred tax assets and liabilities.

g) Adjustment to reclassify inventory and prepaid expenses to conform with The Knot presentation.


                                                     The Knot, Inc.
                                    Consolidated Statements of Operations (Unaudited)
                              Amounts in thousands (except share and per share information)



                                                                       Year Ended December 31, 1999
                                                    -----------------------------------------------------------------
                                                                                          Proforma           Proforma
                                                     The Knot         Weddingpages      Adjustments      Consolidated
                                                    ------------      ------------      ------------     ------------
Net revenues                                        $      5,126      $     11,638      $       (711)  a $     16,053

 Cost of revenues                                          1,441             3,275                              4,716
                                                    ------------      ------------      ------------     ------------

 Gross profit                                              3,685             8,363              (711)          11,337

 Operating expenses:
  Product and content development                          2,678               829                              3,507
  Sales and marketing                                      5,148             4,741              (711)  a        9,178
  General and administrative                               3,629             1,681                              5,310
  Non cash compensation                                    1,072                 -                              1,072
  Non cash sales and marketing                               290                 -                                290
  Depreciation and amortization                              547               156               755   b        1,458
                                                    ------------      ------------      ------------     ------------
 Total operating expenses                                 13,364             7,407                44           20,815

 Loss from operations                                     (9,679)              956              (755)          (9,478)

 Interest income (expense)                                   483              (100)             (288)  c           95
                                                    ------------      ------------      ------------     ------------

 Net loss before income taxes                       $     (9,196)     $        856            (1,043)    $     (9,383)
                                                    ============      ============      ============     ============

   Income taxes                                                -                49               (49)  d            -
                                                    ------------      ------------      ------------     ------------

 Net loss                                           $     (9,196)     $        807              (994)    $     (9,383)
                                                    ============      ============      ============     ============

Loss per share - basic and diluted
   Net loss                                         $      (2.31)                                        $      (2.36)
                                                    ============                                         ============

Weighted average number of shares used in
calculating basic and diluted net loss per share       3,982,358                                            3,982,358
                                                    =============                                        =============


     1. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 are as follows:

         a) Adjustment to revenues and sales and marketing expenses to eliminate the intercompany amounts arising from the Alliance Agreement between the Knot and Weddingpages, effective July 6, 1999 of approximately $711 for Weddingpages.

         b) Adjustments to reflect the incremental amortization expense of $755 related to the intangible assets using estimated lines ranging from seven to ten years.

         c) Adjustment to reflect additional interest expense of $288 related to cash required to consummate the acquisition.

         d)       Adjustment to reflect the elimination of federal income taxes.